CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

          We hereby consent to the incorporation by reference in this post-effective amendment to Registration Statement Form S-8 (Registration No. 333-52132) pertaining to the View Systems, Inc. Employment Agreement of our report dated July 20, 2000 with respect to the financial statements of View Systems, Inc. included in its Annual Report on Form 10-KSB (as amended) filed with the Securities and Exchange Commission.


                                                        /s/Stegman & Company
Baltimore, Maryland                                     -----------------------
January 24, 2001                                        Stegman & Company




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